UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2021

RPC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8726	58-1550825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Buford Highway NE, Suite 300, Atlanta, Georgia 30329

(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (404) 321-2140

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RES	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 27, 2021, RPC, Inc. issued a press release titled "RPC, Inc. Reports Fourth Quarter 2020 Financial Results," announcing the financial results for the fourth quarter ended December 31, 2020.

Item 2.05 Costs Associated With Exit or Disposal Activities.

During the fourth quarter of 2020, the Company recorded impairment and other charges that included $5.7 million in costs to finalize the disposal of its former sand facility that was part of pressure pumping. The disposal was related to the plan that the Company implemented on October 28, 2019 to adjust its operating strategy in response to the decline in customer activities. Of the recorded charges, $4.1 million had a cash impact.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit 99 - Press Release dated January 27, 2021
104 - Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, RPC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPC, Inc.

Date: January 27, 2021	/s/ Ben M. Palmer
Ben M. Palmer
Vice President and Chief Financial Officer